UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2009

APEX SILVER MINES LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands, British West Indies	1-13627	98-0514342
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Walker House Mary Street George Town, Grand Cayman Cayman Islands, British West Indies		Not Applicable
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Signature

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 26, 2009, Apex Silver Mines Limited (the “Company”) received a notice from NYSE Alternext U.S. LLC (the “Exchange”), stating that (i) the Company continues not to be in compliance with Section 1003(a)(iv) of the Company Guide in that it has sustained losses that are so substantial in relation to its overall operations or existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether it will be able to continue operations and/or meet its obligations as they mature, (ii) the Company has become subject to Section 1003(c)(iii) of the Company Guide which states that the Exchange will normally consider delisting securities whenever advice has been received, deemed by the Exchange to be authoritative, that the security is without value, and (iii) the Exchange intends to strike the ordinary shares of the Company from the Exchange by filing a delisting application with the Securities and Exchange Commission.  The delisting application is expected to be filed on or after February 2, 2009.  The Company does not expect that it will appeal the Exchange’s decision to delist the ordinary shares.

The Company anticipates that upon delisting of the ordinary shares, the ordinary shares will commence trading in the over-the-counter market.

The delisting of the ordinary shares from the Exchange will not affect the Company’s reporting obligations under the rules of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 30, 2009

Apex Silver Mines Limited

By:	/s/ Gerald J. Malys
Name: Gerald J. Malys
	Title:	Senior Vice President and Chief
Financial Officer